Exhibit 99.1

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith R. Martorana

Attorneys for the Motors Liquidation Company GUC Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

:
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
x

MOTORS LIQUIDATION COMPANY GUC TRUST

QUARTERLY SECTION 6.2(C) REPORT AND

BUDGET VARIANCE REPORT AS OF DECEMBER 31, 2012

The Motors Liquidation Company GUC Trust (the “GUC Trust”), by its undersigned counsel, pursuant to the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated June 11, 2012 and between the parties thereto (as amended, the “GUC Trust Agreement”) and in accordance with Paragraph 31 of the order of this Court dated March 29, 2011 confirming the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation dated March 18, 2011 of Motors Liquidation Company and its affiliated post-effective date debtors (the “Confirmation Order”), hereby files the following for the most recently ended fiscal quarter of the GUC Trust.

Reporting required under Section 6.2(c)(i) of the GUC Trust Agreement is annexed hereto as Exhibit A (the “6.2(c) Report”).

The quarterly variance report as described in the third sentence of Section 6.4 of the GUC Trust Agreement for the fiscal quarter ended December 31, 2012, in accordance with the Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012, is annexed hereto as Exhibit B (the “Budget Variance Report”).

The 6.2(c) Report is not intended to constitute, and should not be construed as, investment advice. The 6.2(c) Report has been provided to comply with the GUC Trust Agreement and the Confirmation Order and for informational purposes only and may not be relied upon to evaluate the merits of investing in any securities or interests referred to herein.

The GUC Trust has no officers, directors or employees. The GUC Trust and Wilmington Trust Company, solely in its capacity as trustee and trust administrator (the “GUC Trust Administrator”), rely solely on receiving accurate information, reports and other representations from GUC Trust professionals and other service providers to the GUC Trust. In submitting the 6.2(c) Report, the Budget Variance Report and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations.

Dated: New York, New York

January 22, 2013

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams Keith R. Martorana 200 Park Avenue
New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust

EXHIBIT A

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)								Supplemental

		As of Effective Date	As of September 30, 2011	As of December 31, 2011	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of December 31, 2012 (1)	Cumulative as of December 31, 2012	In respect of February 2013 Distribution	Cumulative total including amounts in respect of February 2013 Distribution	Notes
A.	Number of Units Outstanding	0	29,835,219	29,876,568	29,923,831	30,036,943	30,158,595	30,187,804	30,187,804	10,631	30,198,435	(2)

B.	GUC Trust Distributable Assets											(3)
	GUC Trust Common Stock Assets	150,000,000	33,375,815	30,907,597	29,514,625	26,790,000	23,598,847	23,214,742	23,214,742	(42,151)	22,008,739
	GUC Trust Warrant Assets “A”	136,363,635	30,341,622	28,097,788	26,831,449	24,354,500	21,453,356	21,104,176	21,104,176	(38,325)	20,007,804
	GUC Trust Warrant Assets “B”	136,363,635	30,341,622	28,097,788	26,831,449	24,354,500	21,453,356	21,104,176	21,104,176	(38,325)	20,007,804
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

C.	Claims Summary											(4)
	Total Allowed Amount (i.e., all currently Allowed General Unsecured Claims as of date specified)	$29,770,812,132	$29,876,527,365	$29,923,768,460	$30,036,882,240	$30,158,532,126	$30,187,736,114	$30,198,365,147	$30,198,365,147
	Maximum Amount of all Disputed General Unsecured Claims (in the aggregate)	$8,153,859,851	$6,259,408,672	$5,659,379,378	$5,205,266,370	$4,322,530,278	$4,060,584,373	$3,759,252,410	$3,759,252,410
	Maximum Amount of all Unresolved Term Loan Avoidance Action Claims (in the aggregate)	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000
	Maximum Amount of all Unresolved Other Avoidance Action Claims (in the aggregate)	$0	$0	$0	$0	$0	$0	$0	$0
	Aggregate Maximum Amount (i.e., Maximum Amount of all Disputed General Unsecured Claims, Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims)	$9,653,859,851	$7,759,408,672	$7,159,379,378	$6,705,266,370	$5,822,530,278	$5,560,584,373	$5,259,252,410	$5,259,252,410
	Current Total Amount	$39,424,671,983	$37,635,936,037	$37,083,147,838	$36,742,148,610	$35,981,062,403	$35,748,320,487	$35,457,617,557	$35,457,617,557

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)								Supplemental

		As of Effective Date	As of September 30, 2011	As of December 31, 2011	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of December 31, 2012 (1)	Cumulative as of December 31, 2012	In respect of February 2013 Distribution	Cumulative total including amounts in respect of February 2013 Distribution	Notes
D.	Holdback											(5)
	Protective Holdback - GUC Common Stock Assets	0	0	79,572	0	0	0	0	0
	Additional Holdback - GUC Common Stock Assets	0	0	782,141	422,363	881,808	851,325	1,090,140	1,090,140
	Reporting and Transfer Holdback - GUC Common Stock Assets	95,060	0	343,079	135,005	312,998	379,415	661,017	661,017
	Taxes on Distribution Holdback - GUC Common Stock Assets	0	0	0	2,131,159	4,200,465	4,432,128	5,075,563	5,075,563
	Avoidance Action Trust Holdback - GUC Common Stock Assets	0	0	0	0	0	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “A”	0	0	72,339	0	0	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “A”	0	0	711,036	383,966	801,644	773,932	991,036	991,036
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “A”	86,414	0	311,890	122,732	284,543	344,923	600,925	600,925
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “A”	0	0	0	1,937,418	3,818,605	4,029,207	4,614,148	4,614,148
	Avoidance Action Trust Holdback - GUC Trust Warrant Assets “A”	0	0	0	0	0	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “B”	0	0	72,339	0	0	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “B”	0	0	711,036	383,966	801,644	773,932	991,036	991,036
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “B”	86,414	0	311,890	122,732	284,543	344,923	600,925	600,925
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “B”	0	0	0	1,937,418	3,818,605	4,029,207	4,614,148	4,614,148
	Avoidance Action Trust Holdback - GUC Trust Warrant Assets “B”	0	0	0	0	0	0	0	0

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)								Supplemental

		As of Effective Date	As of September 30, 2011	As of December 31, 2011	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of December 31, 2012 (1)	Cumulative as of December 31, 2012	In respect of February 2013 Distribution	Cumulative total including amounts in respect of February 2013 Distribution	Notes
E.	Claim Disposition											(4)
	Resolved Allowed General Unsecured Claims allowed	Not applicable	$41,324,809	$47,241,095	$113,113,780	$121,649,886	$29,203,989	$10,629,032	$427,553,015
	Disputed General Unsecured Claims disallowed	Not applicable	$743,961,619	$552,788,199	$340,999,227	$761,086,207	$232,741,916	$290,702,930	$3,967,054,426
	Unresolved Term Loan Avoidance Action Claims resolved in favor of the respective defendants	Not applicable	$0	$0	$0	$0	$0	$0	$0
	Other Avoidance Action Claims, resolved in favor of the respective defendants	Not applicable	$0	$0	$0	$0	$0	$0	$0

F.	Distributions in respect of Resolved Allowed General Unsecured Claims of -											(6)
	GUC Common Stock Assets	0	244,827	161,403	188,180	450,555	484,553	116,508	114,840,198	42,151	114,882,205
	GUC Trust Warrant Assets “A”	0	222,572	146,729	171,074	409,612	440,510	105,910	104,400,228	38,325	104,438,511
	GUC Trust Warrant Assets “B”	0	222,572	146,729	171,074	409,612	440,510	105,910	104,400,228	38,325	104,438,511
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

G.	Distributions in respect of Units of -											(7)
	GUC Common Stock Assets	0	3,098,004	2,306,815	0	0	0	0	5,404,819	0	5,404,819
	GUC Trust Warrant Assets “A”	0	2,816,364	2,097,105	0	0	0	0	4,913,469	0	4,913,469
	GUC Trust Warrant Assets “B”	0	2,816,364	2,097,105	0	0	0	0	4,913,469	0	4,913,469
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)								Supplemental

		As of Effective Date	As of September 30, 2011	As of December 31, 2011	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of December 31, 2012 (1)	Cumulative as of December 31, 2012	In respect of February 2013 Distribution	Cumulative total including amounts in respect of February 2013 Distribution	Notes
H.	Excess GUC Trust Distributable Assets reserved for distribution to holders of Units of -											(7)
	GUC Common Stock Assets	0	2,306,815	0	0	0	0	0	0	902,552
	GUC Trust Warrant Assets “A”	0	2,097,105	0	0	0	0	0	0	820,475
	GUC Trust Warrant Assets “B”	0	2,097,105	0	0	0	0	0	0	820,475
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0	$0	$0	$0	$0

I.	Additional Shares received (whether held by MLC or the GUC Trust)	0	0	0	0	0	0	0	0

Memo	Supplemental Information - In respect of distributions to newly Resolved Allowed General Unsecured Claims at next quarterly distribution
	Number of Units to Resolved Allowed General Unsecured Claims									10,631
	Distributions in respect of Resolved Allowed General Unsecured Claims of -
	GUC Common Stock Assets									42,151
	GUC Trust Warrant Assets “A”									38,325
	GUC Trust Warrant Assets “B”									38,325

	Excess GUC Trust Distributable Assets
	GUC Common Stock Assets									0
	GUC Trust Warrant Assets “A”									0
	GUC Trust Warrant Assets “B”									0

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)								Supplemental

		As of Effective Date	As of September 30, 2011	As of December 31, 2011	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of December 31, 2012 (1)	Cumulative as of December 31, 2012	In respect of February 2013 Distribution	Cumulative total including amounts in respect of February 2013 Distribution	Notes
Memo	Supplemental Information - Claims Summary											(8)
	Total filed claims					$214,872,225,885	$214,872,671,272	$214,874,766,597
	Total scheduled only, liquidated claims					$3,771,756,210	$3,771,756,210	$3,771,756,210
	Total filed and scheduled claims					$218,643,982,096	$218,644,427,482	$218,646,522,807

	Claims as currently ordered					$34,481,062,403	$34,248,320,487	$33,957,617,557
	Term Loan Avoidance Action					$1,500,000,000	$1,500,000,000	$1,500,000,000
	Current Total Amount					$35,981,062,403	$35,748,320,487	$35,457,617,557

	Claims summary by category (as currently ordered)
	Accounts Payable and Executory Contracts					$934,271,316	$897,031,148	$879,713,700
	Asbestos					$625,000,000	$625,000,000	$625,000,000
	Debt					$30,354,703,374	$30,354,712,641	$30,324,983,064
	Employee					$1,025,913,492	$1,019,022,149	$1,017,659,786
	Environmental					$463,504,647	$412,709,582	$360,196,648
	Litigation					$836,881,949	$699,057,342	$511,966,784
	Workers Compensation					$27,226,844	$27,226,844	$24,500,844
	Other					$213,560,782	$213,560,782	$213,596,732

	Claims summary by category (allowed amounts)
	Accounts Payable and Executory Contracts					$786,400,749	$793,788,877	$802,527,682
	Asbestos					$625,000,000	$625,000,000	$625,000,000
	Debt					$27,267,274,794	$27,267,284,061	$27,267,284,061
	Employee					$1,000,020,000	$1,000,662,785	$1,000,752,927
	Environmental					$227,626,632	$236,626,632	$221,099,012
	Litigation					$252,173,610	$264,337,419	$281,577,333
	Workers Compensation					$844	$844	$844
	Other					$35,497	$35,497	$123,289

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

December 31, 2012

(1)    The Initial Distribution Date took place on or about April 21, 2011 (with a secondary distribution on or about May 26, 2011 to certain holders of allowed claims as of the Initial Distribution Date who did not receive the April 21, 2011 distribution). The second quarter distribution took place on or about July 28, 2011. The third quarter distribution took place on or about October 28, 2011. The Section 2.3(a) Distribution, as defined below, took place on or about January 13, 2012. As described further below, the GUC Trust was not required to make, and did not make, a fourth quarter distribution. The fifth quarter distribution took place on or about April 27, 2012. The sixth quarter distribution took place on or about August 3, 2012. The seventh quarter distribution took place on or about November 5, 2012. As described further below, the eighth quarter distribution is anticipated to take place in early February 2013.

Pursuant to Section 2.3(a) of the GUC Trust Agreement, the GUC Trust was required to distribute, within thirty (30) days of the “GUC Trust Funding Date,” as such term is defined in the GUC Trust Agreement, any New GM Securities that would have been distributed on the next quarterly distribution date to holders of Resolved Allowed General Unsecured Claims and holders of Units as of the GUC Trust Funding Date (the “Section 2.3(a) Distribution”). The GUC Trust Funding Date was December 15, 2011 and, as such, the record date for the Section 2.3(a) Distribution was December 15, 2011. The Section 2.3(a) Distribution took place on or about January 13, 2012, and consisted solely of a distribution to holders of Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such informational requirements for the Section 2.3(a) Distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was made in connection with the Section 2.3(a) Distribution.

The fourth quarter distribution was scheduled to take place on or as promptly as practicable following January 1, 2012, based upon the GUC Trust’s books and records as of December 31, 2011. However, as no Disputed General Unsecured Claims were allowed between the GUC Trust Funding Date and the December 31, 2011 record date for the fourth quarter distribution, no distribution was required to be made to holders of Resolved Allowed General Unsecured Claims. In addition, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was required. As such, no quarterly distribution (other than the Section 2.3(a) Distribution referenced herein) was made during January 2012.

The fifth, sixth and seventh quarter distributions consisted solely of distributions to holders of Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such informational requirements for the distribution that quarter. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold for each quarter, no distribution to holders of Units was made in connection with such distributions.

The eighth quarter distribution is expected to take place in early February 2013, and is expected to consist solely of a distribution to holders of Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such informational requirements for the eighth quarter distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units is anticipated in connection with the eighth quarter distribution.

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

December 31, 2012

(2)	Units represent the contingent right to receive, on a pro rata basis as provided in the Plan, Excess GUC Trust Distributable Assets (as described in greater detail in Sections G and H hereof). Prior to the receipt of the No Action Relief (as defined below) by the GUC Trust, each holder of an Allowed General Unsecured Claim was deemed to receive “Units” in the GUC Trust evidenced by appropriate notation on the books and records of the GUC Trust. On May 23, 2012, the GUC Trust received a favorable ruling from the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) which provided that the SEC would not recommend enforcement if the Units were issued in a global transferable form, but were not registered under Section 12(g) of the Securities Exchange Act of 1934 (the “No Action Relief”). Following the receipt of the No Action Relief, on or about June 12, 2012, the Units represented by notation on the books and records of the GUC Trust were exchanged for Units issued in global form only, registered in the name of The Depositary Trust Company (“DTC”) or its nominee and held only through participants of DTC, as depositary.

Units are issued at a ratio of one Unit for each $1,000 in amount of allowed general unsecured claim (such that if all Disputed General Unsecured Claims as of December 31, 2012 were subsequently allowed, the GUC Trust would issue approximately 35.46 million Units (inclusive of all Units previously distributed)).

Units in respect of general unsecured claims allowed as of the Initial Distribution were not issued (at that time, as evidenced on the GUC Trust’s books and records) until after the Effective Date. Hence, for purposes of this presentation only, Units outstanding as of the Effective Date is deemed to be zero. The 30,187,804 Units outstanding as of December 31, 2012 correlate to the $30.19 million in allowed claims as of September 30, 2012. The Number of Units outstanding as of December 31, 2012 does not directly correspond to allowed claims as of September 30, 2012 on a 1 to 1,000 basis because 68 additional Units were issued due to rounding.

(3)	The amounts reported as GUC Trust Distributable Assets are net of liquidating distributions payable as further described in Notes 3, 4 and 5 of the Notes to the Financial Statements of the GUC Trust for the quarter ended September 30, 2012, as previously filed.

(4)	The categories presented under Sections C and E hereof correspond to terms defined in the GUC Trust Agreement and further described in Notes 1, 2 and 3 of the Notes to the Financial Statements of the GUC Trust for the quarter ended September 30, 2012, as previously filed.

(5)	On May 24, 2011, MLC, on behalf of the GUC Trust, sold 87,182 shares of New GM Common Stock and 79,256 warrants of each class of warrants related to the Reporting and Transfer Holdback in accordance with Section 2.3(e)(i) of the GUC Trust Agreement. The sale resulted in cash proceeds of $5,649,328 which, pursuant to the Plan, was used to fund certain reporting, tax and litigation costs of the GUC Trust (“Reporting and Transfer Costs”). Such proceeds were held by MLC on behalf of the GUC Trust until MLC’s dissolution on December 15, 2011. On December 15, 2011, MLC transferred, net of payments already made on account of such Reporting and Transfer Costs, $2,049,608 of these funds to the GUC Trust and $500,000 to the Avoidance Action Trust in accordance with Section 2.3 of the GUC Trust Agreement.

As of December 31, 2011, the GUC Trust Administrator reserved from distribution, in accordance with Sections 6.1(b), 6.1(c), and 6.1(d) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, Excess GUC Trust Distributable Assets consisting of 1,204,792 shares of New GM Common Stock and 1,095,265 warrants of each class of warrant in the aggregate (collectively the “Reserved Securities”) for the purposes of funding accrued and projected expenses of the GUC Trust, including Reporting and Transfer Costs.

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

December 31, 2012

On March 8, 2012, the Bankruptcy Court entered an order (the “First Liquidation Order”) authorizing the GUC Trust Administrator to liquidate a portion of the Reserved Securities, the proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) would approximate (x) $17,866,537 to satisfy GUC Trust administrative fees, costs and expenses (“GUC Trust Administrative Costs”) incurred in 2011 and estimated for 2012, and (y) $8,648,781 to satisfy Reporting and Transfer Costs incurred by the GUC Trust in 2011 and which could arise in 2012. In addition, the First Liquidation Order authorized the GUC Trust Administrator to liquidate New GM Securities which would generate proceeds approximating $13,714,000 (the “Avoidance Action Trust Cash”) to satisfy fees, costs and expenses of the Avoidance Action Trust estimated for 2012, 2013 and 2014 (the “Avoidance Action Trust Administrative Costs”). The First Liquidation Order further provided that, following the receipt of a favorable ruling from the Internal Revenue Service (the “Favorable IRS Ruling”), the GUC Trust would be permitted to transfer the Avoidance Action Trust Cash to the Avoidance Action Trust. A copy of the First Liquidation Order is available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

Following the entry of the First Liquidation Order and prior to March 31, 2012, the GUC Trust Administrator sold the following New GM Securities in accordance with the First Liquidation Order: (i) 351,001 shares of New GM Common Stock and 319,092 warrants of each class of warrant for the aggregate proceeds of $17,868,184 in respect of GUC Trust Administrative Costs; (ii) 169,912 shares of New GM Common Stock and 154,465 warrants of each class of warrant for the aggregate proceeds of $8,649,578 in respect of Reporting and Transfer Costs; and (iii) 269,422 shares of New GM Common Stock and 244,929 warrants of each class of warrant for the aggregate proceeds of $13,715,264 in respect of Avoidance Action Trust Administrative Costs. On April 24, 2012 the GUC Trust received the Favorable IRS Ruling, and on May 14, 2012 the GUC Trust transferred the Avoidance Action Trust Cash to the Avoidance Action Trust.

As of March 31, 2012, the GUC Trust Administrator reserved from distribution, in accordance with Sections 6.1(b), 6.1(c), and 6.1(e) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, additional Excess GUC Trust Distributable Assets primarily to address a contingent tax liability that would be incurred by the GUC Trust in the event that the value of the New GM Securities increases from the GUC Trust Funding Date to the time such New GM Securities are distributed, liquidated or otherwise disposed of by the GUC Trust (the “Taxes on Distribution Reserve”). On March 31, 2012, there was such a contingent tax liability estimated at approximately $108.6 million, as further described in Notes 2 and 3 of the Notes to the Financial Statements for the year ended March 31, 2012. As such, as of March 31, 2012, the aggregate Reserved Securities consisted of 2,688,527 shares of New GM Common Stock and 2,444,116 warrants of each class of warrants, which reflects both the Taxes on Distribution Reserve as well as New GM Securities reserved for the purposes of funding GUC Trust Administrative Costs and Reporting and Transfer Costs then projected for 2013 and 2014. Pursuant to Section 12.1 of the Plan, Law Debenture Trust Company of New York, in its capacity as claimant and as chair of the Official Committee of Unsecured Creditors of Motors Liquidation Company had requested a private letter ruling from the Internal Revenue Service (the “IRS”) which, if granted, would have eliminated the contingent tax liability to the extent arising from the distribution of New GM Securities. On May 7, 2012, the IRS informed representatives of the Official Committee of Unsecured Creditors of Motors Liquidation Company that it had made a final adverse determination with respect to the issuance of such private letter ruling, and that a favorable private letter ruling would not be forthcoming.

As of June 30, 2012, additional Reserved Securities consisting of 637,438 additional shares of New GM Common Stock and 579,489 additional warrants of each class of warrants were set aside to fund projected GUC Trust Administrative Costs and Reporting and Transfer Costs, primarily as a result of increases to reserves for expected costs of liquidation and the decrease in the fair market value of New GM Securities during the period. In addition, the GUC Trust Administrator reevaluates, on a quarterly basis, the amounts of New GM Securities included in the Taxes on Distribution Reserve. As a result of such review for the quarter ended June 30, 2012, the GUC Trust Administrator determined that it was necessary to include

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

December 31, 2012

2,069,306 additional shares of New GM Common Stock and 1,881,187 additional warrants of each class of warrants in the Taxes on Distribution Reserve. This increase was a result of a change in the calculation of securities to be set aside. The revised calculation (the “First Revised Calculation”) used the highest market price for the securities since December 15, 2011 (the date the New GM Securities were transferred to the GUC Trust from MLC) in calculating the potential taxes on future gains from the disposition of New GM Securities rather than the market price for the securities at quarter end. For additional information, see the disclosure in the Form 8-K of the GUC Trust filed with the SEC on June 27, 2012. As a result of such increases, as of June 30, 2012, the aggregate amounts of Reserved Securities consisted of 5,395,271 shares of New GM Common Stock and 4,904,792 warrants of each class of warrants, which reflects both the Taxes on Distribution Reserve as well as New GM Securities reserved for the purposes of funding GUC Trust Administrative Costs and Reporting and Transfer Costs then projected for 2013 and 2014.

During the quarter ended September 30, 2012, additional Reserved Securities consisting of 35,934 additional shares of New GM Common Stock and 32,668 additional warrants of each class of warrants were set aside to fund projected GUC Trust Administrative Costs and Reporting and Transfer Costs, primarily as a result of increases to reserves for expected costs of liquidation. In addition, as a result of the GUC Trust Administrator’s quarterly reevaluation of the Taxes on Distribution Reserve for the quarter ended September 30, 2012, the GUC Trust Administrator determined that it was necessary to include 231,663 additional shares of New GM Common Stock and 210,602 additional warrants of each class of warrants in the Taxes on Distribution Reserve. This increase was partially related to a change in the calculation of securities to be set aside (the “Second Revised Calculation”). The Second Revised Calculation uses the lowest market price for the securities since December 15, 2011 (the date the New GM Securities were transferred to the GUC Trust from MLC) in converting the potential taxes on future gains from the disposition of New GM Securities from a dollar value into the number of New GM Securities comprising the Taxes on Distribution Reserve. This differs from the First Revised Calculation which used the market price for the securities at quarter end for such conversion. For additional information, see the disclosure in the Form 8-K of the GUC Trust filed with the SEC on September 27, 2012. As a result of such increases, as of September 30, 2012, the aggregate amounts of Reserved Securities consisted of 5,662,868 shares of New GM Common Stock and 5,148,062 warrants of each class of warrants, which reflects both the Taxes on Distribution Reserve as well as New GM Securities reserved for the purposes of funding GUC Trust Administrative Costs and Reporting and Transfer Costs then projected for 2013 and 2014.

On December 11, 2012, the Bankruptcy Court entered an order (the “Second Liquidation Order”) authorizing the GUC Trust Administrator to liquidate a portion of the Reserved Securities, the proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) would approximate $11,363,300 to satisfy GUC Trust Administrative Costs estimated for 2013, and $6,489,100 to satisfy Reporting and Transfer Costs estimated for 2013. As of December 31, 2012, the GUC Trust Administrator had not yet sold any New GM Securities in respect of the Second Liquidation Order. A copy of the Second Liquidation Order is available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

During the quarter ended December 31, 2012, additional Reserved Securities consisting of 520,417 additional shares of New GM Common Stock and 473,106 additional warrants of each class of warrants were set aside to fund projected GUC Trust Administrative Costs and Reporting and Transfer Costs, primarily as a result of increases to reserves for expected costs of liquidation. In addition, as a result of the GUC Trust Administrator’s quarterly reevaluation of the Taxes on Distribution Reserve for the quarter ended December 31, 2012, the GUC Trust Administrator determined that it was necessary to include 643,435 additional shares of New GM Common Stock and 584,941 additional warrants of each class of warrants in the Taxes on Distribution Reserve. This increase was primarily related to the increase in the fair market value of New GM Securities during the period. As a result of such increases, as of December 31, 2012, the aggregate amounts of Reserved Securities consisted of 6,826,720 shares of New GM Common Stock and 6,206,109 warrants of each class of warrants, which reflects both the Taxes on Distribution Reserve as well as New GM Securities reserved for the purposes of funding GUC Trust Administrative Costs and Reporting and Transfer Costs then forecasted through half of calendar year 2016.

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

December 31, 2012

(6)	Distributions to holders of Resolved Allowed General Unsecured Claims include (a) distributions such claimants would have received had their claims been allowed as of the Initial Distribution and (b) to the extent Excess GUC Trust Distributable Assets have previously been made available to Unit holders and/or are being made available at the time of the relevant distribution, additional assets in the form of New GM Securities and/or cash in respect of their being beneficiaries of certain numbers of Units.

The numbers and values reported for Distributions to holders of Resolved Allowed General Unsecured Claims in respect of the February 2013 distribution, as stated on this report, have been reduced by 144 shares of New GM Common Stock and 42 warrants of each class of warrants to reflect New GM Securities otherwise distributable to holders of Allowed General Unsecured Claims in respect of certain prepetition debt securities, which were not distributed as a result of the rounding requirements under the rules and procedures of the various clearing systems in which such prepetition debt securities were held. Such adjustment relates to periods prior to February 2013 but is reflected in the numbers and values reported for Distributions to holders of Resolved Allowed General Unsecured Claims in respect of the February 2013 distribution for ease of presentation.

(7)	Pursuant to the Plan, no portion of the initial distribution to claimants was made “in respect of Units”. Only subsequent distributions of Excess GUC Trust Distributable Assets are made “in respect of Units”.

As described in footnote (1) above, no distributions to holders of Units were made in connection with the Section 2.3(a) Distribution (as defined in footnote (1) above), the fourth quarter distribution, the fifth quarter distribution, the sixth quarter distribution or the seventh quarter distribution, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold. Undistributed Excess GUC Trust Distributable Assets are reported in section H as Excess GUC Trust Distributable Assets reserved for distribution to holders of Units and will be held by the GUC Trust until the next calendar quarter for which the amount of Excess GUC Trust Distributable Assets exceeds the Distribution Threshold.

(8)	Categorizations represent a subjective assessment by the GUC Trust as to the nature of the underlying claims based on information provided by the claimant and/or contained in the books and records of the GUC Trust. Such categorizations are subject to change at the sole discretion of the GUC Trust and without notice to any party. Amounts represented herein represent Class 3 General Unsecured Claims (as defined in the Plan). The amounts as currently ordered represent unsecured claims at either, as applicable, (i) original amounts as filed, (ii) amounts as currently reclassified or reduced by court order or (iii), amounts as allowed per executed or ordered settlement. The amounts as allowed represent Allowed Class 3 General Unsecured Claims (as defined in the Plan).

General Unsecured Claim amounts set forth herein have been adjusted to reflect the release of certain reserves that were required to be held by the GUC Trust pending a potential setoff of obligations between the GUC Trust and the United States of America. Pursuant to a Consent Decree and Settlement Agreement between the GUC Trust, the United States of America and the State of New York filed with the Bankruptcy Court on April 30, 2012 [Docket No. 11655] and approved by the Bankruptcy Court on June 29, 2012 [Docket No. 11881] (the “Settlement Order”) the United States of America was granted an Allowed General Unsecured Claim in the amount of $39,203,434 (the “U.S. Government Claim”). The Settlement Order further approved a Stipulation and Agreed Order Between the GUC Trust and the United States of America filed with the Bankruptcy Court on April

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

December 31, 2012

30, 2012 [Docket No. 11656], which stipulation and order required the GUC Trust to make distributions on only $21,039,177 of the U.S. Government Claim and hold the New GM Securities that would otherwise be distributed in respect of the remaining $17,305,000 (the “Remainder Claim”) in reserve pending a potential setoff. Following entry of the Settlement Order, the GUC Trust treated the entire U.S. Government Claim as an Allowed General Unsecured Claim for financial reporting purposes. On October 19, 2012 the GUC Trust and United States of America effected a setoff of the Remainder Claim with certain claims held by the GUC Trust against the United States of America. The effect of this setoff was the elimination of the Remainder Claim and the release of all New GM Securities held in reserve in respect of the Remainder Claim. For financial reporting purposes, the elimination of the Remainder Claim was reflected as a reduction to the aggregate Allowed General Unsecured Claims held against the GUC Trust.

EXHIBIT B

MLC GUC Trust

Wind-Down

Actual vs. Approved Budget Report

($ in thousands)

		Oct - Dec 2012 Actual (1)	Oct - Dec 2012 Budget (2)	Actual o(u) Budget		Notes
				$	%
1	AlixPartners	$1,382.7	$1,243.2	$139.5	11%	Over budget due to timing of claims resolution work.
2	Lead Counsel	773.4	1,174.5	(401.1)	(34%)	Under budget due to claims resolution.
3	ADR	251.0	2,316.3	(2,065.3)	(89%)	Under budget due to settlements in lieu of litigation.
4	Nova Scotia Litigation	1,145.0	291.9	853.1	292%	Timing variance associated with litigation.
5	Stewart McKelvey	10.0	37.5	(27.5)	(73%)

6	Total Professional Fees	3,562.2	5,063.4	(1,501.2)	(42%)

7	Garden City Group	159.8	0.0	159.8		The 2012 budget did not contemplate any expenses for GCG in Q4.
8	GUC Trustee Fees - Wilmington	618.0	579.0	39.0	7%	Over budget due to unanticipated additional ordinary and customary fees charged by WTC.
9	GUC Trustee Legal-Gibson	279.1	75.0	204.1	272%	Over budget due to unanticipated work.
10	GUC Trust Monitor Fees	400.9	409.0	(8.1)	(2%)
11	Acctg & Tax Advisors	66.2	151.2	(85.0)	(56%)	Under budget due to the timing of the annual audit; budget evenly spread across all four quarters.
12	Rent/Facilities Expense	13.0	44.4	(31.4)	(71%)	Timing; budget reflects full year expense being paid in Q1 vs quarterly recognition of actual expense.
13	Insurance Expense - Wind Down	25.1	0.0	25.1
14	Michigan Tax on DIP Loan	0.0	0.0	0.0	0%

15	Total Other Costs	1,562.0	1,258.6	303.4	19%

	Contingency	0.0	722.0	(722.0)	0%

16	Total GUC Trust Expenses	$5,124.2	$7,044.0	($1,919.8)	(37%)

(1) Reflective of expenses incurred and accrued for work performed during the 3 months ended December 31, 2012. Excludes any true-up from reversal of prior quarter accruals; as such, the presentation of the actual results does not comply with generally accepted accounting principles.

(2) As revised May 2012 for submission to DIP Lenders.